UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 23, 2021

UNISYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422

(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)The 2021 annual meeting of stockholders (the “Annual Meeting”) of Unisys Corporation (the “Company”) was held on April 23, 2021.

(b)The following matters were voted upon at the Annual Meeting and received the following votes:

(1)The individuals listed below were elected to serve as directors of the Company:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Peter A. Altabef	56,706,970	587,140	85,434	4,101,603
Jared L. Cohen	56,928,988	339,631	110,925	4,101,603
Nathaniel A. Davis	56,581,890	697,956	99,698	4,101,603
Matthew J. Desch	56,968,536	214,014	196,994	4,101,603
Denise K. Fletcher	56,360,173	805,310	214,061	4,101,603
Philippe Germond	56,965,981	204,906	208,657	4,101,603
Lisa A. Hook	50,834,018	6,359,966	185,560	4,101,603
Deborah Lee James	56,863,566	315,882	200,096	4,101,603
Paul E. Martin	57,100,074	81,042	198,428	4,101,603
Regina Paolillo	57,210,571	81,158	87,815	4,101,603
Lee D. Roberts	56,803,052	364,351	212,141	4,101,603

(2)A proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2021 was approved with 61,196,122 votes for; 203,776 votes against; and 81,249 abstentions.

(3)A proposal to approve a resolution approving executive compensation on an advisory basis was approved with 56,073,111 votes for; 1,189,515 votes against; 116,918 abstentions; and 4,101,603 broker non-votes.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: April 26, 2021	By:	/s/ Gerald P. Kenney
Gerald P. Kenney
Senior Vice President, General Counsel and Secretary